Second Extension Agreement And Supplement

      This Second Extension Agreement and Supplement, dated as of November __, 2002 (this "Extension"), is made by and between Corporate Realty Income Fund I, L.P., a Delaware limited partnership, as landlord (together with its successors and assigns, "Landlord"), and Verizon Directories Corp., a Delaware corporation, as successor-in-interest to GTE Directories Corporation, a Delaware corporation, as tenant (together with its successors and permitted assigns, "Tenant"). Reference is hereby made to that certain Lease, dated as of April 20, 1994, as amended by Amendment No. 1 to Lease, dated as of July 29, 1994, as further amended by Amendment No. 2 to Lease, dated as of February 22, 1995 as further amended and supplemented by letter dated July 31, 1996, and as further amended and supplemented by Extension Agreement and Supplement dated as of March 31, 2000 (collectively, the "Original Lease" and, together with this Extension, the "Lease"), each between the Tenant and Landlord with respect to the leasing by Tenant from Landlord of the Premises, more fully described below. All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Original Lease.

                              PRELIMINARY STATEMENT

      Landlord is the owner of a building located at 5601 Executive Drive, Irving, Texas, the Directory Building (the "Development"), of which 100% of rentable space thereof consisting of 152,121 rentable square feet (the "Premises") has been leased by Landlord to Tenant pursuant to the Original Lease. The Primary Term of the Original Lease expired on September 30, 2000 and, in accordance with the Extension Agreement and Supplement dated as of March 31, 2000, the Term of the Original Lease was extended to September 30, 2003. Subject to the terms and conditions contained herein, Tenant and Landlord each desire to extend the Term of the Original Lease to December 31, 2007, which extension, in accordance with this Extension, shall be deemed to commence on January 1, 2003.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Extension of the Term of the Lease. Upon the satisfaction of the conditions set forth in Section 2 below as of the date of execution and delivery hereof and as of January 1, 2003 (unless waived by Landlord), the Term of the Original Lease shall be extended 51 months and such extension shall commence on January 1, 2003 and expire on December 31, 2007. Each party shall continue to be fully obligated to pay and perform under the Original Lease as if the original expiration date thereunder was December 31, 2007, on the same terms and conditions as provided in the Original Lease, subject to the modifications thereof set forth in Section 3 below. Such extension shall constitute the Second Renewal Term, as defined below. This Extension shall constitute a supplement to the Lease, incorporating the terms of Section 3 of this Extension into the Lease.

2. Extension Conditions. The extension of the Term of the Original Lease to December 31, 2007 by Landlord and the effectiveness of the other modifications contemplated hereby is subject to the satisfactory performance by Tenant of the following conditions:

            (i) the representations set forth in Section 4(a) hereof are true, correct and complete; and

            (ii) no default or Event of Default by Tenant shall have occurred under the Lease and be continuing.

3. Modifications to the Original Lease. Landlord and Tenant hereby agree that notwithstanding the terms of the Original Lease and, where applicable, in substitution for such terms, the following provisions of the Original Lease are hereby modified:

      (a) Each reference in the Original Lease to "GTE Directories Corporation" is hereby deleted and the name, "Verizon Directories Corp." is substituted therefor.

      (b) Each of Section 1 and Section 25 of the Original Lease is hereby amended by deleting the address of the Tenant set forth therein and inserting in its place the following: c/o The Staubach Company, Attn: Lease Administration, 750 Canyon Drive, MC: SV1 E5141, Coppell, TX 75001

      (c) Section 5c. of the Original Lease is hereby amended by deleting such subsection in its entirety and inserting the following in its place:

      c. Renewal Term.

      (i) This Lease shall have an initial Renewal Term (the "Initial Renewal Term") commencing on October 1, 2000 and continuing to and including December 31, 2002. This Lease shall have a second Renewal Term (the "Second Renewal Term") commencing on January 1, 2003 and, subject to
      Section 5d. hereof, continuing to and including December 31, 2007.

      (ii) With regard to any Renewal Term, as defined herein, other than the Initial Renewal Term and the Second Renewal Term, and so long as no termination of this Lease shall have occurred pursuant to Section 5d. hereof, Landlord and Tenant may negotiate in good faith two (2) sixty (60) month renewal terms of the Lease on the same terms and conditions as the Second Renewal Term, except for the Base Rent payable during such Renewal Term(s), which shall be determined in accordance with Section 7a.(iii) of this Lease, and except for such terms and conditions as may be mutually agreeable to Landlord and Tenant.

      (iii) If Landlord and Tenant cannot reach mutual agreement of material terms for a renewal of this Lease and if Landlord shall have received and consented to an irrevocable notice of extension in the form of Exhibit D hereto (the "Notice of Extension") at least 180 days prior to the expiration of the Second Renewal Term or the third Renewal Term, Landlord and Tenant shall each choose, within 15 days of delivery of an acknowledged Notice of Extension and at their own cost and expense, a real estate broker, having at least 8 years of experience in commercial real estate leasing, to review the proposed renewal of this Lease. Such experts shall review the disagreement of such material terms. Landlord and Tenant shall pay the costs and expenses of the broker selected by each of them respectively. Within 30 days of their appointment, such experts shall mutually agree in writing upon such terms based on prevailing market conditions. If such experts cannot reach agreement on such terms, then such experts shall mutually agree on a third independent, qualified expert, having at least 8 years of experience in commercial real estate leasing, the cost and expense of whom shall be paid equally by Landlord and Tenant, to review the disagreement of such material terms. Within 30 days of its appointment, such expert shall state in writing its opinion of appropriate terms based on prevailing market conditions. Landlord and Tenant agree to abide by whatever conclusion is reached with respect to such disagreement pursuant hereto however such conclusion is reached by the experts and agree to prepare and deliver, within 30 days of receipt thereof, documentation incorporating such conclusion.

      The foregoing clauses (ii) and (iii) relate solely to each Renewal Term other than the Initial Renewal Term and the Second Renewal Term.

      (iv) The Initial Renewal Term and the Second Renewal Term, together with each of the two (2) additional sixty (60) month renewal terms described above, if any, are each called a "Renewal Term" and, together with the Initial Term and the Primary Term, are collectively called the "Term". The Second Renewal Term shall commence on January 1, 2003 and the third Renewal Term, if any, shall commence on the day after the end of the Second Renewal Term and the fourth Renewal Term shall commence on the date after the end of the third Renewal Term.

      (d) Section 5 of the Original Lease is hereby amended by inserting the following subsection immediately after Section 5c.:

      d. Termination Right. Tenant shall have the option to terminate this Lease during each Renewal Term beginning with the Second Renewal Term pursuant to the terms and conditions set forth in this Section 5d. Tenant may terminate the applicable Renewal Term on the last day (the "Termination Date") of the thirty-sixth (36th) month following the commencement of such Renewal Term (with respect to the Second Renewal Term, such day being December 31, 2005), provided Tenant complies with the following conditions: (1) Tenant delivers irrevocable written notice to Landlord on or before the date which is 270 days prior to the Termination Date evidencing Tenant's election to terminate this Lease on the respective Termination Date; (2) no default or Event of Default by Tenant shall have occurred under the Lease from the date of such termination notice to the Termination Date; (3) on the Termination Date, Tenant shall have surrendered possession of the Premises in accordance with the terms of the Lease; and (4) on the Termination Date, Tenant shall have paid to Landlord in immediately available funds all Rent due and owing under the Lease including all accrued and unpaid Base Rent and Additional Rent together with an amount equal to the product of (x) costs and expenses incurred by Landlord in performing (or paid by Landlord to have performed) any improvements to the Premises as partial consideration for agreeing to the related Renewal Term plus all commissions and brokerage fees paid by Landlord in connection with the extension of the Term for the related Renewal Term plus any other concession made by Landlord or expense incurred by Landlord in consideration of the extension of the Term for the related Renewal Term (which, for the Second Renewal Term, shall include $256,704, an amount equal to the rent concession made by Landlord for the period from the commencement date for such Renewal Term to September 30, 2003) and (y) a fraction, the numerator of which is the number of months remaining in such Renewal Term and the denominator of which is the number of months from the commencement date to the expiration date for such Renewal Term had there been no termination (which, in the case of the Second Renewal Term shall equal fifty-one (51) months so as to avoid any duplication of amortization periods from the First Renewal Term of the Lease). If Tenant elects to terminate this Lease during any Renewal Term and satisfies each of the terms and conditions set forth herein, then this Lease shall automatically terminate on as of the respective Termination Date without the necessity of further action by either party.

      (e) Section 7a.(iii) of the Lease is hereby deleted and the following is inserted in its place:

      (iii) Renewal Rent. In the event that a Renewal Term (other than the Initial Renewal Term or Second Renewal Term which is addressed below) has been entered into in accordance with this Lease after the Second Renewal Term, Tenant shall pay the monthly sum equal to 95% of Fair Market Rental Value in advance on or before the first day of each and every calendar month during each such Renewal Term hereof. "Fair Market Rental Value" means a rate of the fair market rental value that would be obtained in an arm's length transaction for cash between an informed and willing non-expansion, non-renewal and non-equity tenant and an informed and willing landlord, neither of whom is under any compulsion to lease, for the use of the space of comparable size, quality, utility and location as the Premises, taking into consideration the creditworthiness of the tenant, the length of the term, base year and allowances and concessions then being commonly offered by landlords for the use of such comparable space. Determination of Fair Market Rental Value shall be made by the parties hereto unless such term is determined by experts pursuant to
      Section 5c. hereof

      With regard to the Second Renewal Term, Tenant shall pay rent monthly, in advance on or before the first day of each and every calendar month thereof commencing on the Commencement Date, in an amount equal to $212,335.56 which, on an annual basis, is equal to $16.75 per rentable square foot. Such rent and all rent to be paid on a monthly basis for the use of the Premises under this Section 7a.(iii) shall constitute "Base Rent" and, notwithstanding the definition of "Rent" contained in Section 7a.(ii) of this Lease, "Rent" shall mean collectively the Base Rent, Additional Rent and all other sums to be paid by Tenant hereunder. Accordingly, Exhibit E to the Original Lease is hereby amended by deleting the portion thereof relating to the Renewal Term(s) and inserting in its place for such portion the Exhibit E -- Renewal Terms as set forth on Exhibit B to this Extension.

      (f) Section 7b.(i) of the Original Lease is hereby deleted in its entirety and the following is inserted in its place:

      (i) Tenant Electric. Tenant (i) shall pay Landlord monthly the Cost of Electricity, as defined below; (ii) shall be billed for such Cost of Electricity by Landlord monthly, based upon Landlord's reasonable estimate of the annual cost of electrical service to the Development using historical costs and other relevant information; and (iii) agrees to pay each bill promptly in accordance with its terms. "Cost of Electricity" shall mean, for the particular billing period, electrical service to the Development including, without limitation, the cost of electrical service to the Premises, common areas and any service inspection therefor, whether or not such electrical service was required during business or nonbusiness hours, such business hours being set forth in paragraph 13 of the Rules and Regulations. The reconciliation of the actual cost of electrical service to the Development and Landlord's estimate thereof shall be performed in the manner described in Section 7c. hereof with respect to the Operating Expenses. The cost of electrical service for the Development shall not be included as an Operating Expense notwithstanding references thereto in Section 7b. (ii) hereof

      (g) Section 7b.(ii) of the Original Lease is hereby amended by deleting the first sentence thereof and inserting in its place:

      For each calendar year within which falls any part of the Term commencing after the calendar year 2003, Tenant shall pay to Landlord 100% of the excess, if any, in Operating Expenses for such year for the Development over the Operating Expenses for the calendar year 2003 (the "Base Operating Expenses"). Such payment shall be prorated for any partial calendar month or year during the Term. Base Operating Expenses shall be paid by Landlord.

      (h) Section 7d. of the Original Lease is hereby amended by deleting the year "2000" and inserting in its place "2003".

      (i) Section 15 of the Original Lease is hereby amended by (x) deleting the first three sentences of the second paragraph and inserting in their place the following sentence:

      During the Term, Tenant, its agents and employees shall have the exclusive right to use all of the parking spaces in the parking area set forth in Exhibi_ A-4 hereto at no additional cost or expense.

and (y) adding a third paragraph thereto as follows:

      During the Term, Tenant, its agents and employees shall have the exclusive right to access the vertical riser conduits in the interior of the Development.

      (j) Exhibit D to the Original Lease is hereby deleted in its entirety and Exhibit A to this Extension is hereby substituted in its place.

      (k) Exhibit E to the Original Lease is hereby amended by deleting the portion of such exhibit relating to Renewal Terms and substituting therefor Exhibit B to this Extension.

4. Representations and Warranties; Covenants.

      (a) Tenant represents and warrants that (i) it is duly incorporated, validly existing and in good standing under the laws of the State of Delaware;
(ii) it has all corporate power and authority to execute, deliver and perform this Extension; (iii) the execution, delivery and performance by Tenant of this Extension have been duly authorized by all requisite action; (iv) this Extension, upon execution and delivery by the person executing this Extension, shall constitute the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms; (v) no consents, authorizations or approvals are necessary for the execution, delivery or performance of this Extension; (vi) it has had no dealings with any real estate broker or agents in connection with the negotiation of this Extension other than TAG Realty Management, Inc. and The Staubach Company; and (vii) it has accepted and occupied all of the Premises and Development and its Tenant's Proportionate Share is equal to 100%.

      (b) Landlord represents and warrants that (i) it is duly organized, validly existing and in good standing under the laws of the State of Delaware;
(ii) it has all power and authority to execute, deliver and perform this Extension; (iii) the execution, delivery and performance by Landlord of this Extension have been duly authorized by all requisite action; (iv) this Extension, upon execution and delivery by the person executing this Extension, shall constitute the legal, valid and binding obligation of Landlord, enforceable against Landlord in accordance with its terms; (v) no consents, authorizations or approvals are necessary for the execution, delivery or performance of this Extension; and (vi) it has had no dealings with any real estate broker or agents in connection with the negotiation of this Extension other than TAG Realty Management, Inc. and The Staubach Company. Landlord will pay TAG Realty Management, Inc. and The Staubach Company their commissions pursuant to one or more separate agreements.

5. Tenant Improvements. In consideration for the fifty-one (51) month extension of the Term pursuant to this Extension, Landlord agrees to commence upon execution and delivery hereof and diligently pursue to completion, at its sole cost and expense, the tenant improvement projects with respect to the Development set forth on Exhibit C to this Extension.

6. Effectiveness. The extension of the Lease, and the other modifications to the Lease as contemplated hereby, set forth in paragraph 3 of this Extension and other transactions contemplated hereby other than the payments by Landlord referenced in paragraph 4(b) hereof, shall be effective January 1, 2003 so long as the conditions set forth in paragraph 2 hereof have been fully satisfied.

7. Miscellaneous. This Extension (a) shall be governed by and construed in accordance with the laws of the State of Texas; and (b) may be signed in one or more counterparts, each of which shall be an original and all of such counterparts taken together shall constitute but one and the same instrument. Upon execution and delivery hereof, this Extension shall amend, supplement and become a part of the Original Lease. The Original Lease, supplemented and amended by this Extension, is hereby ratified and confirmed by Tenant and Landlord in all respects. Upon execution and delivery hereof, this Extension, together with the Original Lease, shall constitute the entire agreement between the parties hereto notwithstanding any oral or written communications to the contrary.

                                     * * *

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Extension to be duly executed and delivered as of the date first above written.

                                        VERIZON DIRECTORIES CORP.
                                          as Tenant

                                        By: /s/ David Schoenberger
                                            --------------------------------
                                            David Schoenberger
                                            GVP-Finance


                                        CORPORATE REALTY INCOME FUND I, L.P.,
                                          as Landlord

                                        By: /s/ Robert F. Gossett, Jr.
                                            --------------------------------
                                            Robert F. Gossett, Jr.
                                            General Partner

                                   Exhibit A

                        [Form of Notice to Extend Term]

                                                           ____________ __, 20__

Corporate Realty Income Fund I, L.P.
475 Fifth Avenue, 21st Floor
New York, New York 10017
Attention: Robert F. Gossett, Jr.

Re: Extension of Term of Lease

Dear Sir:

This letter will serve as the Notice of Extension described in Section 5 of the Lease, dated as of April 20, 1994, between Corporate Realty Income Fund I, L.P., a Delaware limited partnership, as landlord ("Landlord"), and Verizon Directories Corp., a Delaware corporation, as successor-in-interest to GTE Directories Corporation, a Delaware corporation, as tenant ("Tenant"), as amended by Amendment No. 1 to Lease, dated as of July 29, 1994, as further amended by Amendment No. 2 to Lease, dated as of February 22, 1995 as further amended and supplemented by letter dated July 31, 1996, as further amended and supplemented by Extension Agreement and Supplement dated as of March 31, 2000, and as further amended and supplemented by Second Extension Agreement and Supplement dated as of November _, 2002 (collectively, the "Lease"). Tenant hereby notifies Landlord of its desire to continue negotiations for a 60 month extension of the Term of the Lease, such negotiations to be in accordance with
Section 5c of the Lease. Tenant hereby confirms and ratifies its obligations under the Lease and hereby certifies that: (i) the Lease is in full force and effect; (ii) to its knowledge, no default or Event of Default exists under the Lease; and (iii) all of the representations and warranties set forth in the Lease are true, correct and complete as of the date hereof. Tenant agrees to provide Landlord on or before the commencement of any Renewal Term certificates of insurance evidencing the existence and amounts of such insurance as is required by Section 12 of the Lease.

All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Lease.

                                     * * *

If you are agreeable to continuing negotiations for an extension of the Term of the Lease, as contemplated by this letter and the Lease, please execute the attached copy of this letter, containing our wet ink signature, in the appropriate signature block set forth below and return such copy to us within 15 days.

                                        VERIZON DIRECTORIES CORP.,
                                        a Delaware Corporation
                                        as Tenant

                                        By: /s/ David Schoenberger
                                            --------------------------------
                                            David Schoenberger
                                            GVP-Finance

ACKNOWLEDGED AND AGREED TO BY:

CORPORATE REALTY INCOME FUND I, L.P.,
as Landlord

By: /s/ Robert F. Gossett, Jr.
    --------------------------------
    Robert F. Gossett, Jr.
    General Partner

                                    Exhibit B

                                  Exhibit E -
                                 Renewal Terms

                                    Rate (per square foot per            Monthly Base Rent
Installment Date                             annum)                         Installment
----------------                             ------                         -----------
October 1, 2000 and the first                $20.50                         $259,873.38
day of each month thereafter
through and including December
31, 2002

January 1, 2003 and the first                $16.75                         $212,335.56
day of each month thereafter
through and including December
31, 2007

January 1, 2008 and the first       95% of Fair Market Rental        95% of Fair Market Rental
day of each month thereafter      Value (as defined in Section 7   Value of the Premises divided
through and including the                 of the Lease)                       by 12.
sixtieth (60th) month of such
Renewal Term

The first day of the first          95% of Fair Market Rental        95% of Fair Market Rental
month of the second sixty (60)    Value (as defined in Section 7   Value of the Premises divided
month Renewal Term and the                of the Lease)                       by 12.
first day of each month
thereafter through and
including the sixtieth (60th)
month of such Renewal Term.

                                    Exhibit C

                           Tenant Improvement Projects

INTERIOR:

o Recarpet the Premises using Miliken Carpet 18 x 18 modular, P/8466 Colorweave, color D-174826-01
o     Replace cove for the Premises using Roppe, #00 black, 4 inch
o Retofit interior lighting for the Premises using T-8 bulbs and energy efficient ballasts
o     Repaint the Premises
o Replace ceiling tiles on the first floor and on portions of the second floor (excluding portions of the second floor that Tenant is reoccupying)

EXTERIOR:

o Replace all broken and damaged concrete, curb and gutter areas in the parking lot. The cost of this item is a capital cost not to be included as a cost or expense for the purposes of Section 5d. of the Lease.